Exhibit 10.2
DOLLAR FINANCIAL CORP.
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 22, 2007 and entered into by and among DOLLAR FINANCIAL CORP., a Delaware corporation (“Holdings”), DOLLAR FINANCIAL GROUP, INC., a New York corporation (the “US Borrower”), NATIONAL MONEY MART COMPANY, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Canadian Borrower”), DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758 (the “UK Borrower” and together with US Borrower and Canadian Borrower the “Borrowers”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, “Administrative Agent”) and, solely for purposes of Section 3 hereof, the Subsidiary Guarantors. Reference is made to that certain Credit Agreement dated as of October 30, 2006 among Holdings, US Borrower, Canadian Borrower, UK Borrower, U.S. Bank National Association, as Documentation Agent, Credit Suisse Securities (USA) LLC, as Syndication Agent and Wells Fargo Bank, National Association as Administrative Agent and as Security Trustee (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby (the “Amended Agreement”).
RECITALS
          WHEREAS, the Borrowers and Lenders desire to amend the Credit Agreement as set forth below in order to, among other things,
     (i) change the currency of the Canadian Borrower Revolving Facility to Canadian Dollars, and make corresponding modifications to the interest rates applicable thereto,
     (ii) permit same-day borrowings under the US Borrower Revolving Facility,
     (iii) permit additional secured debt of the UK Borrower in an amount not to exceed £5,000,000, and
     (iv) make certain modifications to the US Borrower Borrowing Base;
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT AGREEMENT
     A. The definitions of the following terms appearing in quotation marks below are hereby deleted from Section 1.1 of the Credit Agreement and replaced with the following, and those of such terms which do not appear therein are hereby added to Section 1.1 in alphabetical order:
          “ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; provided, however, that when used in the context of Canadian Borrower Revolving Loans, clause (b) of this sentence will not apply. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening
First Amendment to Credit Agreement

of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.
          “Applicable Margin”: for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	Euribor Loans	Eurodollar Loans	CDOR Loans	ABR Loans
US Borrower Revolving Loans	N/A	3.00%	N/A	2.00%
Swingline Loans	N/A	N/A	N/A	2.00%
Canadian Borrower Revolving Loans	N/A	N/A	3.00%	2.00%
UK Borrower Dollar Term Loans	N/A	3.00%	N/A	2.00%
UK Borrower Euro Term Loans	3.00%	N/A	N/A	N/A
Canadian Borrower Term Loans and Delayed Draw Term Loans	N/A	2.75%	N/A	1.75%
; provided, that on and after the first Adjustment Date occurring after the delivery of financial statements of Holdings pursuant to Section 6.1 covering a period following the Closing Date of not less than six full fiscal months, the Applicable Margin with respect to US Borrower Revolving Loans, Swingline Loans and Canadian Borrower Revolving Loans will be determined pursuant to the Pricing Grid.”
          “Canadian Borrower Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Canadian Borrower Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Canadian Borrower Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Canadian Borrower Revolving Commitments is CDN $28,500,000.
          “Canadian Dollar” or “CDN $”: the lawful currency of Canada.
          “CDOR Loans”: any Loans the rate of interest applicable to which is based upon the CDOR Rate.
          “CDOR Rate”: with respect to each day during each Interest Period pertaining to a CDOR Loan, the rate per annum which is the rate based on the average rate applicable to Canadian Dollar bankers’ acceptances for the applicable Interest Period appearing on the “Reuters Screen CDOR Page” (as defined in the International Swaps and Derivatives Association, Inc. 1991 definitions, as modified and amended from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up), at approximately 11:00 a.m. (New York City time) on such date, or if such date is not a Business Day, then on the immediately preceding Business Day; provided, that if such rate does not appear on the Reuters Screen CDOR Page on such date as contemplated, then the CDOR Rate on such date shall be the rate for the Interest Period referred to above applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule 1 of the Bank Act (Canada) and selected by the Administrative Agent.

          “CDOR Tranche”: the collective reference to CDOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
          “Eligible CLP Assets”: The aggregate outstanding principal balance of all CLP Assets owned by the US Borrower and its Subsidiaries, minus the amount of the loan loss reserve established by the U.S. Borrower and its Subsidiaries with respect to such CLP Assets, provided that such calculation shall exclude, without duplication, CLP Assets which:
     (i) are subject to any CLP Program or any CLP Assets Disposition Agreement;
     (ii) are in default or are referred to a collection department or agency
     (iii) are the subject of any defense to payment or any assertion by the obligor thereunder that such CLP Assets are subject to setoff, or that the obligor disputes its liability thereunder (or the amount thereof) but only to the extent of such setoff or dispute;
     (iv) are subject to any proceeding of the type described in Section 8(f) (or the obligor thereunder is the subject of an event or condition of the type described in Section 8(f));
     (v) are not payable in Dollars or the obligor thereunder is located outside the United States;
     (vi) do not comply with all material and applicable laws, rules, regulations and orders of any Government Authority, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or
     (vii) are not subject to a valid and perfected or registered first priority Lien in favor of Administrative Agent.
          “First Amendment”: that certain First Amendment to this Agreement, dated as of May 22, 2007.
          “First Amendment Effective Date”: the date the First Amendment to this Agreement became effective in accordance with its terms.
          “Interest Payment Date”: (a) as to any ABR Loan (including any Swingline Loan) or any Floating Eurodollar Rate Loan, the last Business Day of each March, June, September and December (commencing on December 31, 2006) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan or Euribor Loan or CDOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan, Euribor Loan or CDOR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is an ABR Loan, any Floating Eurodollar Rate Loan and any Swingline Loan, except in the case of the repayment or prepayment of all Loans or all such Revolving Loans under the applicable Revolving Facility), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid; provided that, notwithstanding the foregoing, in the case of UK Borrower Dollar Term Loans and UK Borrower Euro Term Loans, the first Interest Payment Date shall be March 31, 2007, and the UK

Borrower shall be required to pay on such date, all interest accrued on the UK Borrower Dollar Term Loans and the UK Borrower Euro Term Loans prior to such date.
          “Interest Period”: as to any Eurodollar Loan, Euribor Loan or CDOR Loan, (a) initially, (x) in the case of any Eurodollar Loan or CDOR Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan or CDOR Loan, and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, given with respect thereto and (y) in the case of Euribor Loans, the period commencing on the Closing Date and ending one month thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Euribor Loan or CDOR Loan and ending one, two, three or six months thereafter, as selected by such Borrower by delivery of an irrevocable Notice of Conversion/Continuation to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
               (ii) no Borrower may select an Interest Period under a particular Facility that would extend beyond the Revolving Termination Date (in the case of any Revolving Facility) or beyond the date final payment is due on the UK Borrower Dollar Term Loans, the UK Borrower Euro Term Loans, the Canadian Borrower Term Loans or the Delayed Draw Term Loans (in the case of the UK Borrower Dollar Term Facility, the UK Borrower Euro Term Facility, the Canadian Borrower Term Facility or the Delayed Draw Term Facility, respectively);
               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and
               (iv) no Borrower shall select Interest Periods so as to require a payment or prepayment of any Eurodollar Loan, Euribor Loan or CDOR Loan during an Interest Period for such Loan.
          “Pari Passu UK Debt”: Indebtedness incurred under Section 7.2(i) secured by liens incurred under Section 7.3(j) which are made equal in priority to Liens granted under the Security Documents by an intercreditor or priority agreement entered into pursuant to Section 9.1(d).
          “Prime Rate”: the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association (or its affiliate designated by it for such purpose), as its prime rate in effect for loans denominated in the applicable currency at its principal office in New York City (or such other location as may be designated by it for such purpose) (the Prime Rate not being intended to be the lowest rate of interest charged by Wells Fargo Bank, National Association, in connection with extensions of credit to debtors).

          “US Borrower Borrowing Base”: at any date the sum of (a) eighty-five percent of the sum of each of the following for the US Borrower and the Domestic Subsidiaries, without duplication: (i) cash held overnight in store safes, (ii) the balance held in store accounts, (iii) the amount payable under checks held in store safes, (iv) clearing house transfers initiated on the previous day and transfers of same-day funds to be credited to store accounts, (v) cash held overnight by armored car carriers, (vi) eligible government receivables in respect of government contracts, (vii) cash balances held in demand deposit accounts and/or investment accounts, and (viii) Eligible CLP Assets; provided that in no event shall any of the items described in subparagraphs (i) through (viii) above be included in any calculation of the “US Borrower Borrowing Base” to the extent any of the same are subject to any Liens other than in favor of the Administrative Agent for the benefit of any of the Lenders and (b) $30,000,000.
     B. Effective as of the First Amendment Effective Date, the Schedule of Canadian Borrower Revolving Commitments shown on Schedule 1.1A of the Credit Agreement is hereby deleted and replaced by the schedule shown on Schedule 1.1A.1 attached hereto.
     C. Section 2.4(c) of the Credit Agreement is hereby amended by deleting the word “Eurodollar” in the first sentence thereof and replacing it with the word “CDOR”.
     D. Section 2.5(a) of the Credit Agreement is hereby deleted and replaced with the following:
“(a) The Canadian Borrower may borrow under the Canadian Borrower Revolving Commitments during the Canadian Borrower Revolving Commitment Period on any Business Day, provided that the Canadian Borrower shall deliver to the Administrative Agent an irrevocable Notice of Borrowing (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, at least one Business Day prior to the requested Borrowing Date), specifying (i) the amount and Type of Canadian Borrower Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) in the case of CDOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor and (iv) instructions for remittance of the applicable Loans to be borrowed. Each request by the Canadian Borrower to borrow Canadian Borrower Revolving Loans hereunder shall be deemed to be a representation and warranty by the Canadian Borrower that, after giving effect to such borrowing on the requested Borrowing Date, the aggregate amount of the Canadian Borrower Revolving Extensions of Credit of the Lenders then outstanding shall not exceed the Canadian Borrower Borrowing Base. Unless otherwise agreed by the Administrative Agent in its sole discretion, no Canadian Borrower Revolving Loan may be made as, converted into or continued as a CDOR Loan prior to the date that is three weeks after the Closing Date. Each borrowing under the Canadian Borrower Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, CDN $500,000 or a whole multiple of CDN $100,000 in excess thereof (or, if the then aggregate Available Canadian Borrower Revolving Commitments of the Lenders are less than CDN $500,000, such lesser amount) and (y) in the case of CDOR Loans, CDN $1,000,000 or a whole multiple of CDN $500,000 in excess thereof. Upon receipt of any such Notice of Borrowing from the Canadian Borrower, the Administrative Agent shall promptly notify each Canadian Borrower Revolving Lender thereof. Each Canadian Borrower Revolving Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Canadian Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Canadian Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Canadian Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Canadian Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Canadian Borrower Revolving Lenders and in like funds as received by the Administrative Agent.”

     E. Section 2.5(b) of the Credit Agreement is hereby amended by deleting the first parenthetical appearing therein and replacing it with the following:
     “(which notice must be received by the Administrative Agent (a) not later than 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) not later than 9:00 A.M., New York City time, on the Borrowing Date, in the case of ABR Loans or Floating Eurodollar Rate Loans)”
     F. Section 2.9(a) of the Credit Agreement is hereby amended by replacing “$” with “CDN $”.
     G. Section 2.10 of the Credit Agreement is hereby deleted and replaced with the following:
“2.10 Optional Prepayments. Each of the Borrowers may at any time and from time to time prepay their respective Term Loans as provided in Section 2.17(b) or the Revolving Loans, as provided in Section 2.17(c), in whole or in part, without premium or penalty, upon irrevocable Notice of Prepayment delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, Euribor Loans and CDOR Loans, and no later than 9:00 A.M., New York City time, on the date thereof, in the case of ABR Loans or Floating Eurodollar Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Euribor Loans, CDOR Loans, ABR Loans or Floating Eurodollar Rate Loans; provided, that if a Eurodollar Loan, Euribor Loan or CDOR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrowers shall also pay any amounts owing pursuant to Section 2.20; and provided, further, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a refinancing of all of the Facilities, such notice of prepayment may be revoked if such refinancing is not consummated. Upon receipt of any such Notice of Prepayment the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Loans shall be in an aggregate principal amount equal to, (i) in the case of Dollar denominated Loans, $250,000 or a whole multiple of $100,000 in excess thereof, (ii) in the case of Euro denominated Loans, €150,000 or a whole multiple of €50,000 in excess thereof and (iii) in the case of Canadian Dollar denominated Loans, CDN $250,000 or a whole multiple of CDN $100,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof.
     H. Section 2.12(a) of the Credit Agreement is hereby amended by deleting the second-to-last sentence thereof and replacing it with the following:
“The Canadian Borrower may elect from time to time to convert CDOR Loans to ABR Loans or, in the case of Canadian Borrower Revolving Loans, to convert ABR Loans to CDOR Loans, by delivering the Administrative Agent an irrevocable Notice of Conversion/Continuation indicating such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of CDOR Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time (except with respect to Canadian Borrower Revolving Loans) to convert ABR Loans or Floating Eurodollar Rate Loans to Eurodollar Loans, and the Canadian Borrower may elect to convert ABR Loans to CDOR Loans, in each case by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third

Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan or Floating Eurodollar Rate Loan may be converted into a Eurodollar Loan or CDOR Loan when any Event of Default has occurred and is continuing.”
     I. Section 2.12(b) of the Credit Agreement is hereby amended in the first sentence thereof by inserting the words “or CDOR Loan” in each instance after the words “Eurodollar Loan.”
     J. Section 2.13 of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of CDOR Loans, and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the CDOR Loans comprising each CDOR Tranche shall be equal to CDN $1,000,000 or a whole multiple of CDN $500,000 in excess thereof, and (b) no more than five CDOR Tranches shall be outstanding under any Facility at any one time.”
     K. Section 2.14(a) of the Credit Agreement is hereby amended by deleting the words “and (iii)” in the fifth line thereof and replacing them with “, (iii) each CDOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the CDOR Rate determined for such day plus the Applicable Margin and (iv).”
     L. Section 2.15(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:
“In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan or Floating Eurodollar Rate Loan being converted from a CDOR Loan or Eurodollar Loan, the date of conversion of such CDOR Loan or Eurodollar Loan to such ABR Loan or Floating Eurodollar Rate Loans, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan or Floating Eurodollar Rate Loans being converted to a Eurodollar Loan or CDOR Loan, the date of conversion of such ABR Loan or Floating Eurodollar Rate Loans to such Eurodollar Loan or CDOR Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.”
     M. Section 2.16 of the Credit Agreement is hereby amended, (i) subsections (a) and (b) by inserting the words “, CDOR Rate” immediately after the words “Eurodollar Rate” and, (ii) by inserting the words “, CDOR Loans” immediately after the words “Eurodollar Loans” in each instance.
     N. Section 2.18(a) of the Credit Agreement is hereby amended, (i) by inserting the words “, CDOR Loans” immediately after the words “Eurodollar Loans” in each instance, (ii) by inserting the words “, CDOR Rate” immediately after the words “Eurodollar Rate” in each instance.
     O. Section 2.20 of the Credit Agreement is hereby amended, (i) by inserting the words “, CDOR Loan” immediately after the words “Eurodollar Loan” in each instance and, (ii) by inserting the words “, in the case of Eurodollar Loans or Euribor Loans” immediately after the word “may “ in the second sentence thereof.

     P. Section 6.2(e) of the Credit Agreement is hereby amended by deleting clause (ii) thereof and replacing it with the following:
“(ii) within two Business Days following the end of each calendar week, as of the close of business of the US Borrower on the last Business Day of the immediately preceding calendar week and at and as of such other times as the Administrative Agent may reasonably request, a US Borrower Borrowing Base Report”
     Q. Section 7.2 of the Credit Agreement is hereby amended by relettering the existing clause (i) as clause (j), and inserting a new clause (i) providing as follows:
     “(i) Indebtedness of the UK Borrower and its Subsidiaries in an amount not exceeding £5,000,000 at any one time outstanding; and”
     R. Section 7.3 of the Credit Agreement is hereby amended by relettering the existing clause (j) as clause (k), and inserting a new clause (j) providing as follows:
     “(j) Liens on assets of the UK Borrower and its Subsidiaries securing Indebtedness incurred under Section 7.2(i); and”
     S. Section 8(e) of the Credit Agreement is hereby amended by deleting the last proviso thereof and replacing it with the following:
“provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and/or (iii) of this paragraph (e) shall have occurred and be continuing with respect to either Pari Passu UK Debt or Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000.”
     T. Section 9.1 of the Credit Agreement is hereby amended by relettering the existing clause (d) as clause (e), and inserting a new clause (d) providing as follows:
     “(d) Each Lender hereby authorizes and appoints the Administrative Agent and Security Trustee to enter into intercreditor or priority agreements with lenders under Indebtedness permitted by Section 7.2(i) (or their agents, trustees or representatives) for the purpose of making the Liens permitted by Section 7.3(j) equal in priority with the Liens on assets of the UK Borrower and its Subsidiaries granted pursuant to the Security Documents, provided that such intercreditor or priority agreement shall not place any restriction on the Security Trustee’s or the Lenders’ rights to foreclose or pursue other remedies under the Security Documents but shall provide for ratable sharing of any proceeds of collateral.”
     U. Section 11.6(b)(ii)(A) of the Credit Agreement is hereby amended by deleting the words “shall not be less than $1,000,000 (or, solely in the case of any Revolving Commitments or Revolving Loans, $500,000)” and replacing them with the words “shall not be less than $1,000,000, €750,000 or CDN $1,000,000, as applicable (or, solely in the case of any Revolving Commitments or Revolving Loans, $500,000, €350,000 or CDN $1,000,000, as applicable)”.
     V. The Canadian Borrower and each Canadian Borrower Revolving Lender is hereby authorized and instructed to make necessary and appropriate modifications reflective of the above modifications to the Credit Agreement when using Form A-1 (Form of Assignment and Assumption), Form B-1 (Form of Canadian Borrower Borrowing Base Report), Form C-1 (Form of Canadian Borrower Revolving Loan Note), Form J-1 (Form of Notice of Borrowing), Form J-2 (Form of Notice of Conversion/Continuation) and Form J-3 (Form of Notice of Prepayment).
SECTION 2. REPRESENTATIONS AND WARRANTIES
          In order to induce Lenders and Administrative Agent to enter into this Amendment, Holdings and the Borrowers each represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete:
          (i) Holdings and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Agreement;
          (ii) the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Holdings and each Borrower;
          (iii) the execution and delivery by Holdings and each Borrower of this Amendment and the performance by Holdings and each Borrower of the Amended Agreement do not and will not (i) violate any Requirement of Law, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Group Member, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Group Member (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member;
          (iv) the execution and delivery by Holdings and each of the Borrowers of this Amendment and the performance by Holdings and each of the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;
          (v) this Amendment and the Amended Agreement have been duly executed and delivered by Holdings and each of the Borrowers and are the legally valid and binding obligations of Holdings and each of the Borrowers, enforceable against Holdings and each of the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
          (vi) the representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and the First Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and
          (vii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION 3. ACKNOWLEDGEMENT AND CONSENT
     Each Subsidiary Guarantor has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Subsidiary Guarantor under, and the Liens granted by such Subsidiary Guarantor as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Subsidiary Guarantor is a party shall not be impaired and each of the Loan Documents to which such Subsidiary Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
     Each of Holdings, the Borrowers and the Subsidiary Guarantors hereby acknowledges and agrees that the obligations secured by the Security Documents will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).
     Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.
SECTION 4. CONDITIONS TO EFFECTIVENESS
     Except as set forth below, this Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date such conditions are fulfilled is hereafter referred to as the “First Amendment Effective Date”):
     A. Amendment. Administrative Agent shall have executed this Amendment and received a counterpart of this Amendment that bears the signature of each of the Borrowers, Holdings, each of the Subsidiary Guarantors, Required Lenders, each of the Canadian Borrower Revolving Lenders and Majority US Borrower Revolving Lenders.
     B. Revolving Loans. Prior to or concurrently with the effectiveness of this Amendment, all Canadian Borrower Revolving Loans outstanding on the First Amendment Effective Date shall be repaid by the Borrower on the First Amendment Effective Date (all requirements for prior notice of such prepayment being hereby waived), together with accrued and unpaid interest thereon and any other amounts due in connection therewith. Such repayment may be made with the proceeds of a Canadian Dollar borrowing made by the Canadian Borrower under the Canadian Borrower Revolving Facility on the First Amendment Effective Date (and converted to Dollars for purposes of such repayment).
     C. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     D. Fees and Expenses. Administrative Agent shall have received all of Administrative Agent’s reasonable costs and expenses as described in subsection 11.5 of the Credit Agreement incurred by Administrative Agent (including, without limitation, the reasonable fees and disbursements of

Skadden, Arps, Slate, Meagher & Flom LLP) in connection with this Amendment and the documents and transactions related hereto.
SECTION 5. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
     (i) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
     B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DOLLAR FINANCIAL CORP., a Delaware corporation
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

DOLLAR FINANCIAL GROUP, INC., a New York corporation
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

NATIONAL MONEY MART COMPANY, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Security Trustee, and as a Lender
By:	/s/ Alex Y. Kim
	Name:	Alex Y. Kim
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Jay Chali
	Name:	Jay Chali
	Title:	Director

By:	/s/ Bernhard Schmid
	Name:	Bernhard Schmid
	Title:	AVP

[NAME OF LENDER]
By:
Name:
Title:

SUBSIDIARY GUARANTORS (for purposes of Section 3):
ANY KIND CHECK CASHING CENTERS, INC., an Arizona corporation
CASH UNLIMITED OF ARIZONA, INC., an Arizona corporation
CHECK MART OF FLORIDA, INC., a Delaware corporation
CHECK MART OF LOUISIANA, INC., a Louisiana corporation
CHECK MART OF NEW MEXICO, INC., a New Mexico corporation
CHECK MART OF PENNSYLVANIA, INC., a Pennsylvania corporation
CHECK MART OF TEXAS, INC., a Texas corporation
CHECK MART OF WISCONSIN, INC., a Wisconsin corporation
DFG CANADA, INC., a Delaware corporation
DFG INTERNATIONAL, INC., a Delaware corporation
DFG WORLD, INC., a Delaware corporation
DOLLAR FINANCIAL INSURANCE CORP., a Pennsylvania corporation
FINANCIAL EXCHANGE COMPANY OF OHIO, INC., a Delaware corporation
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC., a Pennsylvania corporation
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC., a Delaware corporation
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC., a Delaware corporation
LOAN MART OF OKLAHOMA, INC., an Oklahoma corporation
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, a Delaware corporation
MONETARY MANAGEMENT OF CALIFORNIA, INC., a Delaware corporation
MONETARY MANAGEMENT OF MARYLAND, INC., a Delaware corporation
MONETARY MANAGEMENT OF NEW YORK, INC., a New York corporation
MONEY MART CSO, INC., a Texas corporation
MONEY MART EXPRESS, INC., a Utah corporation
MONEYMART, INC., a Delaware corporation
PACIFIC RING ENTERPRISES, INC., a California corporation
PD RECOVERY, INC., a Pennsylvania corporation
WE THE PEOPLE USA, INC., a Delaware corporation
WE THE PEOPLE LLC., a Delaware limited liability company

By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

SUBSIDIARY GUARANTORS (Continued): 1100591 ALBERTA LTD.
By:	/s/ Donald Gayhardt
	Name:	Donald Gayhardt
	Title:	Director

I/We have authority to bind the Corporation 656790 B.C. LTD.
By:	/s/ Donald Gayhardt
	Name:	Donald Gayhardt
	Title:	Director

I/We have authority to bind the Corporation MONEY CARD CORP.
By:	/s/ Donald Gayhardt
	Name:	Donald Gayhardt
	Title:	Director

I/We have authority to bind the Corporation MONEY MART CANADA INC.
By:	/s/ Donald Gayhardt
	Name:	Donald Gayhardt
	Title:	Director

I/We have authority to bind the Corporation

SUBSIDIARY GUARANTORS (Continued):
Executed as a deed and delivered by
DFG WORLD, INC.
acting under the authority of that company
in the presence of:
Witness name:
Signature:
Address:

Executed as a deed and delivered by

DOLLAR FINANCIAL U.K. LIMITED	/s/ Donald Gayhardt

Director

acting by
and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

INSTANT CASH LOANS LIMITED	/s/ Donald Gayhardt

Director

acting by
and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

CASH CENTRES CORPORATION LIMITED	/s/ Donald Gayhardt

Director

acting by
and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

CASH CENTRES LIMITED	/s/ Donald Gayhardt

Director

acting by
and	/s/ Peter Sokolowski

Secretary